UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2013

Hines Global REIT, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 20, 2013, Hines Global REIT, Inc. (referred to herein as or the “Company”) held its annual meeting of stockholders. At the annual meeting, the Company’s stockholders (1) elected each of the seven nominees listed below to serve as directors for a term ending at the 2014 annual meeting of stockholders, provided that each director will continue in office until his successor has been duly elected and qualifies, or until his earlier death, removal, resignation or retirement; (2) ratified the selection of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively “Deloitte & Touche”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; (3) did not approve a charter amendment to provide for the retention of records and obtaining insurance in connection with the Company’s investments in mortgages (referred to herein as “Proposal 3”); (4) did not approve a charter amendment to remove the limitation relating to access to the Company’s stockholder list in connection with a mini-tender or tender offer (referred to herein as “Proposal 4”); and (5) did not approve a charter amendment to eliminate the Company’s ability to redeem securities held and obtained by persons or entities who make a non-compliant tender offer (referred to herein as “Proposal 5” and, collectively with Proposal 3 and Proposal 4 “Proposals 3, 4 and 5”).

The voting results for each of the seven persons nominated to serve as directors are as follows:

	For	Against	Authority Withheld or Abstained from Voting
Jeffrey C. Hines	67,888,543	—	1,699,712
Colin P. Shepherd	67,788,856	—	1,799,399
Charles M. Baughn	67,931,059	—	1,657,196
Jack L. Farley	67,786,814	—	1,801,441
Thomas L. Mitchell	67,837,916	—	1,750,340
John S. Moody	67,814,233	—	1,774,022
Peter Shaper	67,767,524	—	1,820,732

There were 20,913,469 broker non-votes with respect to the election of the seven persons nominated to serve as directors. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares of the Company’s common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her shares.

With respect to the proposal to ratify the selection of Deloitte & Touche, stockholders holding 87,777,575 shares voted in favor of the proposal, stockholders holding 782,594 shares voted against the proposal and stockholders holding 1,941,556 shares abstained from voting on the proposal. There were no broker non-votes with respect to this proposal because the brokers had discretionary voting power with respect to this proposal.

The Company’s stockholders did not approve Proposals 3, 4 and 5. Each of Proposals 3, 4, and 5 did not pass because they did not receive the affirmative vote of stockholders holding a majority of the Company’s outstanding shares of common stock as of June 24, 2013, the record date for the annual meeting. As of the record date, there were 176,066,155 shares of the Company’s common stock outstanding.

The voting results for Proposals 3, 4 and 5 are as follows:

	For	Against	Authority Withheld or Abstained from Voting
Proposal 3	65,223,250	641,092	3,723,913
Proposal 4	59,839,285	4,222,654	5,526,316
Proposal 5	61,000,803	2,601,832	5,985,620

There were 20,913,469 broker non-votes with respect to each of Proposals 3, 4 and 5.

Item 7.01 Regulation FD Disclosure.

Sherri Schugart, the President and Chief Executive Officer of Hines Global REIT, Inc. made a presentation at the annual meeting of stockholders. The Company is making this presentation available to stockholders by furnishing the presentation as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

99.1 2013 Shareholder Meeting Presentation

Statements in this Current Report on Form 8-K, and the exhibit furnished herewith, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of distributions, the completion of pending acquisitions and Hines Global REIT, Inc.’s current investment strategy and priorities are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES GLOBAL REIT, INC.

September 20, 2013	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	2013 Shareholder Meeting Presentation